Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_______________

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_______________

Navios Maritime Holdings, Inc.

(Exact name of obligor as specified in its charter)

Republic of Marshall Islands (State or other jurisdiction of incorporation or organization)	98-0384348 (I.R.S. Employer Identification No.)

85 Akti Miaouli Street Piraeus, Greece (Address of principal executive offices)	185 38 (Zip code)

_______________

9.5% Senior Notes Due 2014

(Title of the indenture securities)

[1]	See Table 1 – List of additional registrants

Table 1

Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Anemos Maritime Holdings Inc.	Marshall Islands	4412	98-0418747
Achilles Shipping Corporation	Marshall Islands	4412	51-0495540
Aegean Shipping Corporation	Marshall Islands	4412	47-0938383
Alegria Shipping Corporation	Marshall Islands	4412	Not Applicable
Apollon Shipping Corporation	Marshall Islands	4412	98-0418751
Arc Shipping Corporation	Marshall Islands	4412	Not Applicable
Felicity Shipping Corporation	Marshall Islands	4412	Not Applicable
Galaxy Shipping Corporation	Marshall Islands	4412	Not Applicable
Gemini Shipping Corporation	Marshall Islands	4412	Not Applicable
Herakles Shipping Corporation	Marshall Islands	4412	98-0418752
Hestia Shipping Ltd.	Malta	4412	Not Applicable
Hios Shipping Corporation	Marshall Islands	4412	51-0495614
Horizon Shipping Enterprises Corporation	Marshall Islands	4412	Not Applicable
Hyperion Enterprises Inc.	Marshall Islands	4412	Not Applicable
Ionian Shipping Corporation	Marshall Islands	4412	98-0418750
Kleimar N.V.	Belgium	4412	Not Applicable
Kypros Shipping Corporation	Marshall Islands	4412	51-0495616
Libra Shipping Enterprises Corporation	Marshall Islands	4412	Not Applicable
Magellan Shipping Corporation	Marshall Islands	4412	Not Applicable
Meridian Shipping Enterprises Inc.	Marshall Islands	4412	Not Applicable
Mercator Shipping Corporation	Marshall Islands	4412	Not Applicable
NAV Holdings Limited	Malta	4412	Not Applicable
Navimax Corporation	Marshall Islands	4412	06-1624242
Navios Corporation	Marshall Islands	4412	13-3023670
Navios Handybulk Inc.	Marshall Islands	4412	98-0156162
Navios International Inc.	Marshall Islands	4412	98-0163555
Navios ShipManagement Inc.	Marshall Islands	4412	98-0418748
Star Maritime Enterprises Corporation	Marshall Islands	4412	Not Applicable
White Narcissus Marine S.A.	Panama	4412	Not Applicable

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.
Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 20th day of June 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Timothy Mowdy
Timothy Mowdy
Vice President

EXHIBIT 6

06/20/2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Timothy Mowdy
Timothy Mowdy Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,467
Interest-bearing balances		1,280
Securities:
Held-to-maturity securities		0
Available-for-sale securities		40,238
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,195
Securities purchased under agreements to resell		1,187
Loans and lease financing receivables:
Loans and leases held for sale		33,093
Loans and leases, net of unearned income	251,321
LESS: Allowance for loan and lease losses	2,151
Loans and leases, net of unearned income and allowance		249,170
Trading Assets		3,665
Premises and fixed assets (including capitalized leases)		4,173
Other real estate owned		657
Investments in unconsolidated subsidiaries and associated companies		392
Intangible assets
Goodwill		8,994
Other intangible assets		18,668
Other assets		16,668
Total assets		$396,847
LIABILITIES
Deposits:
In domestic offices		$269,773
Noninterest-bearing	75,101
Interest-bearing	194,672
In foreign offices, Edge and Agreement subsidiaries, and IBFs		43,580
Noninterest-bearing	6
Interest-bearing	43,574
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,911
Securities sold under agreements to repurchase		6,114

Dollar Amounts In Millions
Trading liabilities	2,328
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	6,914
Subordinated notes and debentures	10,148
Other liabilities	14,055
Total liabilities	$356,823
Minority interest in consolidated subsidiaries	58
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,239
Accumulated other comprehensive income	456
Other equity capital components	0
Total equity capital	39,966
Total liabilities, minority interest, and equity capital	$396,847

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt